Exhibit 32.1

In connection with the Annual Report of General Cannabis Corporation (the “Company”) on Form 10-K/A for the period ended December 31, 2021, as filed with the Securities and Exchange Commission (the “Report”), Adam Hershey, the Company’s Principal Executive Officer, and Jessica Bast, the Company’s Principal Financial and Accounting Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

August 9, 2022	/s/ Adam Hershey
Adam Hershey, Interim Chief Executive Officer,
Principal Executive Officer

August 9, 2022	/s/ Jessica Bast
Jessica Bast, Chief Financial Officer
Principal Financial and Accounting Officer